American Century Investment Trust
AMENDMENT NO. 4 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 4 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 28th day of July, 2017, by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of July 16, 2010, and amended effective as of July 26, 2013, December 1, 2015, and April 10, 2017 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of new R6 Class of shares for the series of shares titled Short Duration Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of new G Class of shares for the series of shares titled Short Duration Inflation Protection Bond and U.S. Government Money Market Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule C. Schedule C to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule C attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Investment Trust
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Investment Trust                    Schedule C: Complex Fee Schedules

Schedule C
Complex Fee Schedules

ALL FUNDS EXCEPT DIVERSIFIED BOND, NT DIVERSIFIED BOND AND U.S. GOVERNMENT MONEY MARKET FUND

		Rate Schedules
Complex Assets	All Other Classes	R5 Class	G Class	I Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.2100%	0.0600%	0.1100%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.2000%	0.0500%	0.1000%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.1985%	0.0485%	0.0985%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.1970%	0.0470%	0.0970%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.1870%	0.0370%	0.0870%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.1800%	0.0300%	0.0800%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.1700%	0.0200%	0.0700%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.1650%	0.0150%	0.0650%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.1600%	0.0100%	0.0600%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.1550%	0.0050%	0.0550%
Thereafter	0.2500%	0.0500%	0.0000%	0.1500%	0.0000%	0.0500%

ALL FUNDS EXCEPT DIVERSIFIED BOND, NT DIVERSIFIED BOND AND U.S. GOVERNMENT MONEY MARKET FUND

Series	Investor Class	R5 Class	A Class	C Class	G Class	I Class	R Class	R6 Class	Y Class
➢Prime Money Market Fund	Yes	No	Yes	Yes	No	No	No	No	No
➢High-Yield Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
➢Short Duration Inflation Protection Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
➢Core Plus Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	No	No
➢Short Duration Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	Yes	No

C-1

U.S. GOVERNMENT MONEY MARKET FUND ONLY

Rate Schedules
Complex Assets	All Classes Inv/A/C/G
First $2.5 billion	0.3100%
Next $7.5 billion	0.3000%
Next $15.0 billion	0.2985%
Next $25.0 billion	0.2970%
Next $25.0 billion	0.2870%
Next $25.0 billion	0.2800%
Next $25.0 billion	0.2700%
Next $25.0 billion	0.2650%
Next $25.0 billion	0.2600%
Next $25.0 billion	0.2550%
Thereafter	0.2500%

Series	Investor Class	R5 Class	A Class	C Class	G Class	I Class	R Class	R6 Class	Y Class
➢U.S. Government Money Market Fund	Yes	No	Yes	Yes	Yes	No	No	No	No

C-2

DIVERSIFIED BOND AND NT DIVERSIFIED BOND ONLY

Rate Schedules

Complex Assets	All Other Classes	Institu- tional/ I Class	R5 Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.1100%	0.0600%	0.0800%
Next $7.5 billion	0.3000%	0.1000%	0.1000%	0.0500%	0.0700%
Next $15.0 billion	0.2985%	0.0985%	0.0985%	0.0485%	0.0685%
Next $25.0 billion	0.2970%	0.0970%	0.0970%	0.0470%	0.0670%
Next $25.0 billion	0.2870%	0.0870%	0.0870%	0.0370%	0.0570%
Next $25.0 billion	0.2800%	0.0800%	0.0800%	0.0300%	0.0500%
Next $25.0 billion	0.2700%	0.0700%	0.0700%	0.0200%	0.0400%
Next $25.0 billion	0.2650%	0.0650%	0.0650%	0.0150%	0.0350%
Next $25.0 billion	0.2600%	0.0600%	0.0600%	0.0100%	0.0300%
Next $25.0 billion	0.2550%	0.0550%	0.0550%	0.0050%	0.0250%
Thereafter	0.2500%	0.0500%	0.0500%	0.0000%	0.0200%

Series	Investor Class	Institu- tional	I Class	A Class	C Class	R Class	R5 Class	R6 Class	T Class	Y Class
➢Diversified Bond Fund	Yes	No	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
➢NT Diversified Bond Fund	No	Yes	No	No	No	No	No	Yes	No	No

C-3